REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of Ultra Series Fund:

In planning and performing our audits of the financial statements of Ultra Series Fund, comprising the
Conservative Allocation Fund, Moderate Allocation
Fund, Aggressive Allocation Fund, Money Market Fund,
Bond Fund, High Income Fund, Diversified Income
Fund, Equity Income Fund, Large Cap Value Fund,
Large Cap Growth Fund, Mid Cap Fund, Small Cap
Fund,  International Stock Fund, Madison Target
Retirement 2020 Fund, Madison Target Retirement 2030
Fund, Madison Target Retirement 2040 Fund, and
Madison Target Retirement 2050 Fund Portfolios (collectively, the Funds) as of and for the year ended December 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds internal
control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness of
the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting
principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds
internal control over financial reporting and its
operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of December 31, 2011.
This report is intended solely for the information and use of management and the Board of Trustees of Ultra Series
Fund and the Securities and Exchange Commission and
is not intended to be and should not be used by anyone
other than these specified parties.
/s/ Deloitte and Touche LLP
Milwaukee, WI
February 22, 2012